Exhibit 10.2

Finn Power Energy Corporation
STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as September 9, 2016, by and between Finn Power Energy Corporation, a Delaware corporation (the “Company”), and PT. Soma Jaya Investama, a Republic of Indonesia corporation (the “Investor”). In consideration of the mutual covenants set forth herein, and other good and valuable consideration, the Company and Investor hereby agree as follows:

1.     Purchase of Securities:

(a) Subject to the terms and conditions of this Agreement, the Investor shall purchase, and the Company shall sell and issue to the Investor, at the Closing (as defined below), one million (1,000,000) shares of common stock of the Company (the “Shares”). The purchase price for the Shares shall be the transfer of 16,500 shares of PT. Soma Daya Utama’s, a Republic of Indonesia corporation (“PT. Soma Daya”) common stock owned by the Investor (the “Purchase Price”). The Purchase Price represents eleven percent (11%) of the total shares issued and outstanding of PT. Soma Daya.

(b) The closing (the “Closing”) of the purchase and sale of the Shares shall take place on a date within three (3) business days after the date first set forth above, and the date of the Closing (the “Closing Date”) shall be the date (which shall be within such three business day period) the Investor transfers the Purchase Price, consisting of certificate(s) representing 16,500 shares of PT. Soma Daya common stock properly endorsed and delivered to the Company. Within five (5) business days of the Closing Date, the Company shall cause to be delivered to the Investor a certificate representing the Shares. The Closing shall be deemed to have occurred at the offices of the Company. Failure of either party to deliver the items required by the preceding sentence when and as required thereby shall constitute a breach of this Agreement (and the other party shall be entitled to demand specific performance in addition to any other remedies available at law or in equity).

2.     Representations and Warranties of Investor: Investor makes the following representations and warranties, with the intent that they be relied upon by the Company and each officer, director, employee and agent of the Company in determining Investor’s suitability as a purchaser of the Shares. Investor hereby agrees that these representations and warranties shall survive the Investor’s purchase of the Shares. By signing this Agreement, Investor represents that he has read and acknowledged the representations set forth in this Section 2.

(a) Investor is the sole and true party in interest, is acquiring the Shares for its own account for investment, is not purchasing the Shares for the benefit of any other person, and has no present intention of holding or managing the Shares with others or of selling, distributing or otherwise disposing of any portion of the Shares.

(b) This Agreement constitutes the Investor’s valid and legally binding obligation, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights, and rules of law governing specific performance, and the Investor has full power and authority to enter into this Agreement.

(c) Investor (i) is an entity incorporated in the Republic of Indonesia, (ii) is a bona fide permanent resident of and is domiciled in the Republic of Indonesia, and (iii) is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act (as defined below).

(d) Investor is aware that an investment in the Shares is highly speculative and subject to substantial risks. Investor has adequate means of providing for his current needs and possible contingencies, and is able to bear the high degree of economic risk of this investment, including, but not limited to, the possibility of the complete loss of Investor’s entire investment and the limited transferability of the Shares, which may make the liquidation of this investment impossible for the indefinite future.

(e) Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and making an informed investment decision.

(f) Investor understands that the Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, in partial reliance upon exemptions from registration for certain private offerings. Investor understands and agrees that the Shares, or any interest therein, may not be resold or otherwise disposed of by Investor unless the resale of the Shares is subsequently registered under the Securities Act and under all applicable state securities laws or unless the Company receives an opinion of counsel, satisfactory to it that an exemption from registration is available. Further, Investor understands that only the Company can take action so as to register the Shares. Investor acknowledges and represents that Investor has been given a reasonable opportunity to review all documents, books, and records of the Company pertaining to this investment, has been supplied with all additional information concerning the Company and the Shares that has been requested by Investor, has had a reasonable opportunity to ask questions of and receive answers from the Company or its representatives concerning this investment, and that all such questions have been answered to the full satisfaction of Investor.

(g) Investor has received no representations, written or oral, from the Company, a placement agent or any officer, director, employee, attorney or agent thereof, regarding the revenues, profits or future proposed business opportunities of the Company. In making the decision to purchase the Shares, Investor has relied solely upon Investor’s review of, this Agreement, and independent investigations made by Investor or Investor’s representatives without assistance of the Company.

(h) Investor understands and agrees that the following restrictions and limitations are applicable to his purchases and resales, pledges, hypothecations, or other transfers of the Shares:

i.     The Shares shall not be sold, pledged, hypothecated, or otherwise transferred unless registered under the Securities Act and applicable state securities laws or an exemption from registration is available;

ii.    Each certificate or other document evidencing or representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SHARES OF THE COMPANY EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR IN ANY STATE IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND VARIOUS APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR ASSIGNED OR A SECURITY INTEREST CREATED THEREIN UNLESS THE PURCHASER, TRANSFEREE, ASSIGNEE, PLEDGEE OR HOLDER OF SUCH SECURITY INTEREST COMPLIES WITH ALL STATE AND FEDERAL SECURITIES LAWS (I.E., SUCH SHARES ARE REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER) AND UNLESS THE SELLER, TRANSFEROR, ASSIGNOR, PLEDGOR OR GRANTOR OF SUCH SECURITY INTEREST PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSACTION CONTEMPLATED WOULD NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

iii.   Stop transfer instructions have been or will be placed on the Shares so as to restrict the resale, pledge, hypothecation, or other transfer thereof in accordance with the provisions hereof.

(i) Investor represents and affirms that none of the following information has ever been represented, guaranteed, or warranted to Investor, expressly or by implication, by any person:

i.     The approximate or exact length of time that Investor will be required to remain a shareholder of the Company;

ii.    The percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or

iii.   The possibility that the past performance or experience on the part of the Company or any affiliate, or any officer, director, employee, or agent of the foregoing, might in any way indicate or predict the results of ownership of the Shares or the potential success of the Company’s operations.

(j) Investor represents that he or she has read and considered fully the sections in the Information Statement identifying risk factors and investment considerations and understands that (i) any investment in the Shares is highly speculative and is subject to a high degree of risk, and (ii) there are substantial restrictions on the transferability of the Shares, and it may be impossible to liquidate an investment in the Shares in case of an emergency.

3.     Indemnification: Investor acknowledges that he or she understands the meaning and legal consequences of the representations and warranties set forth in Section 2 hereinabove and that the Company and the officers, directors, employees, and agents of the Company have relied and will rely upon such representations and warranties. Investor hereby agrees to indemnify and hold harmless the Company and each of its officers, directors, employees, and agents from and against any and all loss, claim, damage, liability, cost, or expense (including attorneys’ fees), joint or several, to which any such person may become subject due to or arising out of:

(a) Any breach by Investor of any representation or warranty set forth in Section 2 above;

(b) Any inaccuracy in the representations and warranties set forth in Section 2 above;

(c) The disposition of any of the Shares by Investor contrary to the representations and warranties set forth in Section 2 above; and

(d) Any action, suit, proceeding, demand, assessment, or judgment incident to or based upon any of the matters indemnified against.

Notwithstanding the foregoing, however, no representation, warranty, acknowledgement or agreement made herein by Investor shall in any manner be deemed to constitute a waiver of any rights granted to him under federal or state securities laws.

4.     Representations and Warranties of the Company: The Company represents and warrants to Investor that as of the date hereof:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

(b) The Company has the legal right and power and all authority necessary to accept and execute this Agreement, to issue and deliver the Shares, and to perform fully its obligations hereunder. This Agreement has been duly authorized and, upon proper acceptance and execution by an officer of the Company, will constitute a valid and binding agreement of the Company enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies.

(c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (i) qualifications or filings under the Securities Act, and the regulations thereunder and (iii) qualification or filings required under all other applicable federal and state securities laws and stock exchange or stock quotation service regulations as may be required in connection with the transactions contemplated by this Agreement.

(d) When issued, sold and delivered in accordance with the terms hereof, the Shares will be duly and validly issued, fully paid and nonassessable.

(e) The Company acknowledges that Investor will rely on the foregoing representations and warranties of the Company, and the Company hereby agrees to indemnify and hold harmless Investor from and against any and all loss, claim, damage, liability, or expense and any action in respect thereof to which Investor may become subject as a direct result of a breach by the Company of any such representations or warranties together with all reasonable costs and expenses (including attorneys’ fees) incurred by Investor in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against.

5.     Non-Transferability: Investor agrees not to transfer or assign this Agreement or any of his interest herein.

6.     Entire Agreement: This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof, supersedes any and all prior agreements and understandings of the parties, and may be amended only by a writing executed by all parties. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change, or restrict the express provisions hereof.

7.     Expenses: Each of the Company and Investor will bear the Investor’s own legal and other fees and expenses in connection with the transactions contemplated in this Agreement.

8.     Governing Law: This Agreement shall be governed and construed for all purposes in accordance with the laws (without giving effect to the principles governing conflicts of laws) of the State of California. The parties hereby subject themselves to the jurisdiction of the federal and state courts located within the State of California and agree that the exclusive venue and place of jurisdiction for any lawsuit arising under or related to this Agreement shall be the State of California.

9.     Notices: Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, on the date of receipt if sent by telecopier or overnight courier, charges prepaid, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to the Company, as set forth below the Company’s name on the signature page of this Agreement, and (b) if to Investor, at Investor’s address as set forth below Investor’s name on the signature page of this Agreement, or at such other address as the Company or Investor may designate by ten (10) days’ advance written notice to Investor or the Company, respectively.

10.   Survival of Representations and Warranties: The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and Closing; provided, however, that such representations and warranties are only made as of the date of such execution and delivery and as of such Closing.

11.   Amendments: Any term or provision of this Agreement may be amended and the observance of any term, condition, or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by the Company and Investor.

12.   Severability: If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

13.   Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.   Headings / Gender: The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement. Any masculine, feminine or neuter term in this Agreement shall be deemed to include each of the masculine, feminine and neuter gender.

15.  Incorporation by Reference: All statements, representations and other information set forth on the signature page hereof and all attachments and exhibits hereto are incorporated herein as integral terms of this Agreement.

16.   Facsimile: The Signatories below agree to accept signatures transmitted by facsimile as a true and legally binding original document.

[Intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Finn Power Energy Corporation Stock Purchase Agreement to be executed by their duly authorized representatives as of the date first written above.

“Company”

FINN POWER ENERGY CORPORATION
a Delaware corporation

By:
Franky Yason, CEO

Address:
JI. Jend. Gatot Subroto Kav. 23 Jakarta 12930, Indonesia

“Investor”

PT. SOMA JAYA INVESTAMA

Franky Yason, Director

Address:
Graha BIP 3rd Floor Jl. Jend. Gatot Subroto Kav. 23 Jakarta 12930, Indonesia

Exhibit A
To
Stock Purchase Agreement

Investor Questionnaire

[see attached]

FINN POWER ENERGY CORPORATION

a Delaware corporation

INVESTOR QUESTIONNAIRE

This Investor Questionnaire (this “Questionnaire”) is being distributed to potential purchasers of common stock (the “Securities”) of by Finn Power Energy Corporation, a Delaware corporation (“FPEI”). The offer and sale of the Securities is part of a “private offering” being conducted in reliance upon various exemptions from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and state securities laws. This Questionnaire is necessary in order to permit FPEI to reasonably determine whether potential investors satisfy the investor qualifications associated with applicable exemptions.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned agrees, however, that FPEI may present this Questionnaire to such parties as it may deem appropriate if called upon to establish that the proposed offer and sale of the Securities are exempt from registration under the 1933 Act or meets the requirements of applicable state securities laws.

I.	Name:	PT. Soma Jaya Investama

	Address:	Graha BIP 3rd Floor
Jl. Jend. Gatot Subroto Kav. 23
Jakarta 12930
Indonesia

	Telephone:	+62 21 2902 6491 (hunting)

II.	PLACE YOUR INITIALS BESIDE ALL STATEMENTS THAT ARE TRUE WITH RESPECT TO THE INVESTOR IDENTIFIED IN PART I ABOVE ( THE “INVEST OR”). YOU MUST INITIAL AT LEAST ONE STATEMENT.

____	1.	The Investor is an individual and had individual income (exclusive of any income attributable to my spouse) in excess of $200,000 in each of the most recent two years and reasonably expects to have an individual income in excess of $200,000 for the current year, or the Investor had joint income with his/her spouse in excess of $300,000 in each of those years and reasonably expects to have a joint income with his/her spouse in excess of $300,000 for the current year.

____		For purposes of this Questionnaire, individual income means adjusted gross income, as reported for Federal income tax purposes, less any income attributable to the Investor’s spouse or to property owned by the Investor’s spouse, (A) increased by the Investor’s share and not his/her spouse’s share of (i) the amount of any tax exempt interest income received, (ii) any deduction claimed for depletion, (iii) amounts contributed to an IRA or Keogh retirement plan, (iv) alimony paid, and (v) the excluded portion of any long-term capital gains, and (B) plus or minus any non-cash loss or gain, respectively, reported for Federal income tax purposes.

____	2.	The Investor is an individual and has net worth, or, with his/her spouse, has a combined net worth, in excess of $1,000,000. For purposes of this Questionnaire, “individual net worth” means the excess of total assets at fair market value, including home and personal property, over total liabilities.

√	3.	The Investor is an entity in which all beneficial owners are “accredited investors,” as defined in Rule 501(a) of the 1933 Act, with respect to FPEI under categories 1, 2, 4 or 5 of Part II of this Questionnaire. Please identify the name of each beneficial owner and applicable category. Add additional pages if necessary.

Name of Beneficial Owner	Accredited Investor Category
Franky Yason	2
Sugeng Santoso	6

____	4.

[Initial applicable blank] The Investor is (a) ___ an organization described in § 501(c)(3) of the Internal Revenue Code, as amended, or (b) ___ a corporation, a Massachusetts or similar business trust, or a partnership not formed for the specific purpose of acquiring the securities of FPEI being offered, or (c) ___ a plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees; IN ANY CASE (a), (b) or (c) with total assets in excess of $5,000,000 (in case (a), such total assets include endowment, annuity and life income funds and are to be determined according to the Investor’s most recent audited financial statements);

____	5.	The Investor is qualified as an “accredited investor,” as defined in Rule 501(a) of the 1933 Act for the following reason: _________________;

____	6.	None of 1 through 5 applies and, the Investor is not qualified as an “accredited investor” pursuant to Rule 501(a) of the 1933 Act.

III.	THE UNDERSIGNED REPRESENTS AND WARRANTS TO FPEI ON BEHALF OF THE INVESTOR AS FOLLOWS:

1.            The information provided herein is true and correct in all respects. The undersigned understands that a false representation may constitute a violation of law, that any person who suffers damage as a result of a false representation may have a claim against me and/or the Investor for damages. The undersigned and the Investor agree to indemnify FPEI and its officers, directors, employees, representatives, attorneys and agents against damages they suffer as a result of any false representation contained anywhere herein. The Investor authorizes FPEI or relevant third parties to verify the accuracy of statements contained herein.

2.	(a) The information contained in this Questionnaire is complete and accurate and may be relied upon; and

(b) I will notify FPEI immediately of any material adverse change in any of such information occurring prior to the closing of the Purchase.

IN WITNESS WHEREOF, the undersigned has initialed the foregoing statements and executed this Questionnaire this 9th day of September, 2016.

PT. Soma Jaya Investama
Name of Investor

Franky Yason
Signature

Director
Position (if Investor is not an individual)